EXHIBIT 10.1

Conformed Version

AMENDMENT No. 1 (this “Amendment”) dated as of July 24, 2007, to the CREDIT AGREEMENT dated as of September 19, 2005 (the “Credit Agreement”), among E*TRADE FINANCIAL CORPORATION, as Borrower, the LENDERS from time to time party thereto, JPMORGAN CHASE BANK N.A., as Administrative Agent, and MORGAN STANLEY SENIOR FUNDING INC., as Syndication Agent.

WHEREAS pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth therein;

WHEREAS the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement pursuant to the terms and subject to the applicable conditions set forth herein;

WHEREAS the Borrower has requested that Bank of America, N.A. (the “Additional Lender”) becomes a Lender under the Credit Agreement;

WHEREAS the Departing Lenders (as defined below) have requested to cease to be Lenders under the Credit Agreement; and

WHEREAS the undersigned Lenders (including the Additional Lender) are willing, pursuant to the terms and subject to the applicable conditions set forth herein, to approve such amendments.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the applicable conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement (as amended hereby). As used herein, the term “Amendment Effective Date” shall mean a date specified by the Borrower (provided that such date shall be no later than July 31, 2007), as of which all conditions set forth or referred to in Section 11 shall have been satisfied, the term “Existing Lenders” shall mean all Lenders under the Credit Agreement immediately before this Amendment (including any assignment under Section 10 hereof) becomes effective, the term “Increasing Lenders” shall mean each Existing Lender whose Commitment as shown on Schedule 2.01 hereto is greater than its existing Commitment immediately prior to the Amendment Effective Date, the term “Departing Lenders” shall mean each Existing Lender with a Commitment of $0 (zero) as shown on Schedule 2.01 hereto and the term “Reducing Lenders” shall mean each Existing Lender other then a Departing Lender whose Commitment as shown on Schedule 2.01 hereto is smaller than its existing Commitment immediately prior to the Amendment Effective Date.

SECTION 2. Amendments to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a) by amending the definition of “Applicable Rate” by deleting the pricing grid therein and inserting the following pricing grid in lieu thereof:

Ratings:	Revolving Loan ABR Spread	Revolving Loan Eurodollar Spread	Commitment Fee Rate
Ratings Group I	0.00%	0.75%	0.15%
Ratings Group II	0.00%	1.00%	0.175%
Ratings Group III	0.25%	1.25%	0.20%
Ratings Group IV	0.50%	1.50%	0.25%
Ratings Group V	0.75%	1.75%	0.25%
Ratings Group VI	1.25%	2.25%	0.375%

(b) by inserting the following definition in the appropriate alphabetical order:

“ “Net Cash Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including any cash received in respect of any non cash consideration (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any reasonable interest payments), but only as and when received, minus (b) the sum of (i) all reasonable fees and out of pocket expenses paid by the Borrower and the Subsidiaries to third parties in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments that are permitted hereunder and are made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer), provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Cash Proceeds in the amount of such reduction.”

(c) by amending the definition of the term “Maturity Date” by deleting the text “September 19, 2008” and inserting the text “September 20, 2010” in lieu thereof.

(d) by amending the definitions of the terms “Ratings Group I”, “Ratings Group II”, “Ratings Group III”, “Ratings Group IV”, “Ratings Group V” and “Ratings Group VI” by deleting such definitions in their entirety and inserting the following text in lieu thereof:

“ “Ratings Group I” shall be in effect when the Moody’s Rating is at or above Baa3 or the S&P Rating is at or above BBB-; “Ratings Group II” shall be in effect when (a) the Moody’s Rating is at or above Ba1 or the S&P Rating is at or above BB+ and (b) Ratings Group I is not in effect; “Ratings Group III” shall be in effect when (a) the Moody’s Rating is at or above Ba2 or the S&P Rating is at or above BB and (b) neither Ratings Group I nor Ratings Group II is in effect; “Ratings Group IV” shall be in effect when (a) the Moody’s Rating is at or above Ba3 or the S&P Rating is at or above BB- and (b) none of Ratings Group I, Ratings Group II or Ratings Group III is in effect; “Ratings Group V” shall be in effect when (a) the Moody’s Rating is at or above B1 or the S&P Rating is at or above B+ and (b) none of Ratings Group I, Ratings Group II, Ratings Group III or Ratings Group IV is in effect; and “Ratings Group VI” shall be in effect when (a) the Moody’s Rating is less than B1 and the S&P Rating is less than B+. For purposes of the foregoing, (i) if either a Moody’s Rating or an S&P Rating shall not be in effect (other than by reason of the circumstances referred to in the last sentence of this definition), then such Rating Agency shall be deemed to have established a Rating in Ratings Group VI; (ii) if the Moody’s Rating and the S&P Rating shall fall within different Ratings Groups, the applicable Ratings Group shall be based on the higher of the two Ratings unless one of the two Ratings is two or more Ratings Groups above the other, in which case the applicable Ratings Group shall be the Ratings Group one level above the Ratings Group corresponding to the lower Rating; and (iii) if a Rating established by Moody’s or S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of Ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the Rating of the other Rating Agency (or, if the circumstances referred to in this sentence shall affect both Rating Agencies, the Ratings most recently in effect prior to such changes or cessations).”

SECTION 3. Amendments to Section 6.04. (a) Section 6.04(d) is amended to read in its entirety as follows:

“(d) investments (including by way of Guarantee) by the Borrower or any Subsidiary in their respective Subsidiaries;”

(b) Section 6.04(q) of the Credit Agreement is hereby amended by deleting such Section in its entirety and inserting the following text in lieu thereof:

“(q) other investments, loans and advances by the Borrower or any Subsidiary prior to, on, or after July 27, 2007, provided that no investments, loans or advances may be made under this clause (q) on any date (the “date of determination”) on or after July 27, 2007 if, after giving effect to such investment, loan or advance, the aggregate amount, as valued at cost as of the date of each such investment, loan or advance is made and including all related commitments for future investments, loans or advances (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such investment, loan or advance), of investments, loans and advances made or committed to be made from and after July 27, 2007 under this clause (q) would exceed the sum of (i) 5.0% of Consolidated Net Worth as of such date of determination, (ii) the maximum amount of Restricted Payments that may be made under Section 6.08(a)(iv) as of such date of determination, (iii) the maximum amount of Restricted Payments that may be made under Section 6.08(a)(v) as of such date of determination and (iv) an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any investments, loans and advances made under this clause (q) (whether made before, on, or after July 27, 2007, which amount shall not exceed the amount of such investment valued at cost at the time such investment was made).”

SECTION 4. Amendment to Section 6.05. (a) Section 6.05(j) of the Credit Agreement is hereby amended by deleting the text “the Effective Date” and inserting the text “July 27, 2007” in lieu thereof.

(b) Section 6.05 is further amended by (i) deleting the word “and” from the end of subsection(m), (ii) replacing the comma at the end of subsection (n) with the text “; and”, and (iii) adding a new subsection (o) to read as follows:

“(o) sales, transfer or other dispositions of all or a portion of the market-making and institutional brokerage business of the Borrower in one or more transactions,”

SECTION 5. Amendment to Section 6.08. Section 6.08(a) of the Credit Agreement is hereby amended by deleting such Section in its entirety and inserting the following text in lieu thereof:

“(a) The Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(i) each of the Subsidiaries may declare and pay dividends ratably with respect to its Equity Interests;

(ii) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in shares of Qualified Equity Interests;

(iii) the Borrower may make Restricted Payments not exceeding $50,000,000 during any fiscal year pursuant to and in accordance with stock option plans or other benefit plans approved by the Borrower’s board of directors for management or employees of the Borrower and any of the Subsidiaries;

(iv) the Borrower may make Restricted Payments after July 27, 2007 so long as (A) no Default has occurred and is continuing or would result therefrom and (B) at the time any such Restricted Payment is made, either (1) the aggregate amount of such Restricted Payment, all prior Restricted Payments made by the Borrower under this clause (iv) after July 27, 2007 and the aggregate amount of all investments, loans and advances made in reliance on clause (ii) of the proviso to Section 6.04(q) after July 27, 2007 does not exceed 50% of Consolidated Available Net Income for the period commencing July 1, 2007, and ending on the last day of the most recent fiscal quarter of the Borrower for which financial statements shall have been delivered pursuant to Section 5.01(a) or (b), taken as a single accounting period, or (2) the aggregate amount of such Restricted Payment and the aggregate amount of all Restricted Payments made by the Borrower under this clause (iv) and all investments, loans and advances made in reliance on clause (ii) of the proviso to Section 6.04 (q), in each case during the fiscal quarter in which such Restricted Payment is to be made and the three preceding fiscal quarters of the Borrower (or, if such Restricted Payment is to be made prior to the first anniversary of July 27, 2007, since such date), does not exceed $100,000,000;

(v) the Borrower may make Restricted Payments after July 27, 2007 so long as (A) no Default has occurred and is continuing or would result therefrom at the time any such Restricted Payment is made and (B) at the time any such Restricted Payment is made, the aggregate amount of such Restricted Payment, all prior Restricted Payments made by the Borrower under this clause (v) and all investments, loans and advances made in reliance on clause (iii) of the proviso to Section 6.04(q) after July 27, 2007 does not exceed the sum of (A) $500,000,000 and (B) an aggregate amount of up to $200,000,000 in Net Cash Proceeds received by the Borrower or any Subsidiary after July 27, 2007 from any sale, transfer or other disposition permitted by Section 6.05(o); and

(vi) the Borrower may make Restricted Payments to fund the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants if such Equity Interests represent all or a portion of the exercise price thereof.

SECTION 6. Amendment to Section 6.13. Section 6.13 of the Credit Agreement is hereby amended by deleting such Section in its entirety and inserting the following text in lieu thereof:

“SECTION 6.13 Leverage Ratio. The Borrower will not permit the Leverage Ratio as of any date to exceed a ratio of 3.00:1.00.”

SECTION 7. Amendment to Section 6.14. Section 6.14 of the Credit Agreement is hereby amended by deleting such Section in its entirety and inserting the following text in lieu thereof:

“SECTION 6.14 Debt to Capitalization Ratio. The Borrower will not permit the Debt to Capitalization Ratio as of any date to exceed a ratio of 0.45:1.00.”

SECTION 8. Amendment of Schedule 2.01. Schedule 2.01 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 2.01 hereto.

SECTION 9. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of the Borrower set forth in the Loan Documents are true and correct on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date.

(c) Immediately prior to and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(d) Immediately prior to and after giving effect to this Amendment, the Collateral Requirement shall be satisfied.

(e) None of the execution, delivery or performance by the Borrower of this Amendment or the compliance by the Borrower with the terms and provisions hereof (i) will require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created under the Loan Documents, (ii) will violate the Organizational Documents of the Borrower or any Subsidiary, (iii) will violate any Requirement of Law applicable to the Borrower or any Subsidiary, (iv) will violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, and (v) will result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary, except Liens created under the Loan Documents, except in the case of clauses (iii) and (iv) above where such violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 10. Master Assignment. (a) In the event that this Amendment receives the consent of the Required Lenders, but the consent of one or more Existing Lender whose consent is required is not obtained (any such Existing Lender whose consent is not so obtained being referred to as a “Non-Consenting Lender”), then the Borrower hereby requires, with the consent of the Administrative Agent, such Non-Consenting Lender to assign and delegate, without recourse, all its interests, rights and obligations under the Credit Agreement to an assignee that shall assume such obligations.

(b) On the Amendment Effective Date, (i) each Non-Consenting Lender is hereby deemed to have sold and assigned, without recourse, to the Additional Lender and the Increasing Lenders (collectively, the “Assignee Lenders”), and each of the Assignee Lenders shall be deemed to have purchased and assumed from such Non-Consenting Lender (with respect to outstanding Loans at the principal amount thereof), such interests, rights and obligations with respect to the Loans and the Credit Commitments of the Non-Consenting Lenders outstanding under the Credit Agreement on the Amendment Effective Date and (ii) each Departing Lender (other than a Non-Consenting Lender) and each Reducing Lender hereby sells and assigns, without recourse, to the Assignee Lenders, and each of the Assignee Lenders hereby purchases and assumes from such Departing Lender or Reducing Lender (with respect to outstanding Loans at the principal amount thereof), such interests, rights and obligations with respect to the Loans and the Credit Commitments of such Departing Lender or Reducing Lender outstanding under the Credit Agreement on the Amendment Effective Date (all such interests, rights and obligations sold, purchased, assigned and assumed under clauses (i) and (ii) to be referred to herein as the “Assigned Interests”), as shall be necessary, in each case of clauses (i) and (ii) above, in order that, after giving effect to all such sales and assignments and purchases and assumptions under clauses (i) and (ii), (x) no Non-Consenting Lender or Departing Lender holds any Loans or Commitments and (y) each of the Additional Lender, the Increasing Lenders, the Reducing Lenders and the other Existing Lenders will hold the principal amounts of outstanding Loans and amounts of Commitments set forth on Schedule 2.01 hereto. Such sales and assignments and purchases and assumptions shall be made, or, in the case of sales and assignments by Non-Consenting Lenders, deemed to be made, on the terms set forth in Exhibit A to the Credit Agreement, and shall comply, or, in the case of sales and assignments by Non-Consenting Lenders, deemed to comply, with Sections 9.02(c) and 9.04 of the Credit Agreement, notwithstanding any failure of such sales, assignments, purchases and assumptions to comply with (x) the minimum assignment requirement in Section 9.04(b)(ii)(A) of the Credit Agreement, (y) the requirement to pay the processing and recordation fees referenced in Section 9.04(b)(ii)(C) of the Credit Agreement or (z) any requirement to execute and deliver an Assignment and Assumption in respect thereof. Without limiting the generality of the foregoing, each Non-Consenting Lender is hereby deemed to make, and each of the Additional Lender, the Increasing Lenders and the Reducing Lenders hereby makes, the representations and warranties required to be made under paragraph 1.1 and 1.2 of Exhibit A to the Credit Agreement by an Assignor and Assignee, respectively, with respect to the Assigned Interests being assigned or assumed by such Lender hereunder.

(c) On the Amendment Effective Date, subject to the terms and conditions set forth herein, (i) to the extent any Loans are outstanding on such date, each Assignee Lender purchasing and assuming Assigned Interests pursuant to paragraph (b) above shall pay the purchase price for such Assigned Interests pursuant to such paragraph (b) (equal to the principal amount of any outstanding Loans with respect to such Assigned Interest) by wire transfer of immediately available funds to the Administrative Agent not later than 12:00 Noon (New York City time), (ii) the Borrower shall pay all unpaid interest and fees and other amounts accrued to but excluding the Amendment Effective Date for the account of each Departing Lender and each Non-Consenting Lender in respect of such Departing Lender’s or Non-Consenting Lender’s Assigned Interests by wire transfer of immediately available funds to the Administrative Agent not later than 12:00 Noon (New York City time) and (iii) the Administrative Agent shall pay to each of the Departing Lenders, Non-Consenting Lenders and Reducing Lenders selling and assigning such Assigned Interests pursuant to paragraph (b) above, out of the amounts received by the Administrative Agent pursuant to clauses (i) and (ii) of this paragraph (c), the purchase price for the Assigned Interests assigned by such Departing Lender or Reducing Lender, or deemed to be assigned by such Non-Consenting Lender, pursuant to such paragraph (b) and, to the relevant Departing Lenders and Non-Consenting Lenders only, all unpaid interest and fees and other amounts accrued for the account of each Departing Lender and each Non-Consenting Lender to but excluding the Amendment Effective Date by wire transfer of immediately available funds to the account designated by such Non-Consenting Lender, Departing Lender or Reducing Lender to the Administrative Agent not later than 5:00 p.m. (New York City time) on the Amendment Effective Date.

(d) Each of the parties hereto hereby consents to the sales, assignments, purchases and assumptions provided for in paragraphs (b) and (c) above, and agrees that each Increasing Lender and each Reducing Lender shall be a party to the Credit Agreement and, to the extent of (i) the interests purchased by such Increasing Lender pursuant to such paragraphs, (ii) held by such Increasing Lender prior to the Amendment Effective Date and not sold or assigned hereunder and (iii) held by such Reducing Lender prior to the Amendment Effective Date and not sold or assigned hereunder, shall have the rights and obligations of a Lender under the Credit Agreement, as amended by this Amendment.

SECTION 11. Conditions to Effectiveness. This Amendment shall become effective as of the Amendment Effective Date when:

(a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and each Lender (after giving effect to any assignment under Section 10);

(b) the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Davis Polk & Wardwell, counsel for the Borrower and the Subsidiaries, substantially in the form of Exhibit A-1, and of the General Counsel of the Borrower, substantially in the form of Exhibit A-2. The Borrower hereby requests such counsel to deliver such opinion;

(c) the representations and warranties set forth in Section 9 hereof are true and correct; and

(d) all fees and expenses required to be paid or reimbursed by the Borrower under or in connection with the Arrangement Letter, the Fee Letter, Administrative Agent Fee Letter and Credit Agreement (including all reasonable invoiced fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel to the Administrative Agent) shall have been paid or reimbursed, as applicable.

SECTION 12. Agreement of the Additional Lender. On the Amendment Effective Date, the Additional Lender by its signature below becomes a Lender under the Credit Agreement and agrees to the terms of this Amendment and the Credit Agreement as amended hereby. Each reference to a “Lender” in the Credit Agreement shall be deemed to include the Additional Lender.

SECTION 13. Departing Lenders. On the Amendment Effective Date, the Departing Lenders shall cease to be Lenders under the Credit Agreement.

SECTION 14. Credit Agreement. Except as specifically set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, any Agent, the Collateral Agent or the Borrower under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the Amendment Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as amended and waived hereby. This Amendment shall be a Loan Document for all purposes. Notwithstanding any provision of this Amendment, the provisions of Sections 2.12, 2.13, 2.14 and 9.03 of the Credit Agreement as in effect immediately prior to the Amendment Effective Date will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Amendment Effective Date.

SECTION 15. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 16. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

SECTION 17. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

E*TRADE FINANCIAL CORPORATION,

By:	/s/ ROBERT SIMMONS
Name:	Robert Simmons
Title:	Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:	/s/ HENRY E. STEUART
Name:	Henry E. Steuart
Title:	Vice President

MORGAN STANLEY SENIOR FUNDING INC., as Syndication Agent,

By:	/s/ ELIZABETH HENDRICKS
Name:	Elizabeth Hendricks
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1, DATED AS OF JULY 24, 2007, TO E*TRADE FINANCIAL CORPORATION CREDIT AGREEMENT

To Approve the Amendment:

Name of Institution: The Bank of New York

By:	/s/ JOHN TEMPLETON
Name:	John Templeton
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1, DATED AS OF JULY 24, 2007, TO E*TRADE FINANCIAL CORPORATION CREDIT AGREEMENT

To Approve the Amendment:

Wells Fargo Bank:

By:	/s/ ENRIQUE ANORVE
Name:	Enrique Anorve
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1, DATED AS OF JULY 24, 2007, TO E*TRADE FINANCIAL CORPORATION CREDIT AGREEMENT

To Approve the Amendment:

Name of Institution: U.S. Bank N.A.

By:	/s/ CHRISTOPHER M. DOERING
Name:	Christopher M. Doering
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1, DATED AS OF JULY 24, 2007, TO E*TRADE FINANCIAL CORPORATION CREDIT AGREEMENT

To Approve the Amendment:

Name of Institution: Bank of America, N.A.

By:	/S/ WILLIAM J. COUPE
Name:	William J. Coupe
Title:	SVP

SIGNATURE PAGE TO AMENDMENT NO. 1, DATED AS OF JULY 24, 2007, TO E*TRADE FINANCIAL CORPORATION CREDIT AGREEMENT

To Approve the Amendment:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:	/S/ JAY CHALL
Name:	Jay Chall
Title:	Director

By:	/S/ PETRA JAEK
Name:	Petra Jaek
Title:	Assistant Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1, DATED AS OF JULY 24, 2007, TO E*TRADE FINANCIAL CORPORATION CREDIT AGREEMENT

To Approve the Amendment:

Name of Institution: Harris N.A.

By:	/S/ LINDA C. HAVEN
Name:	Linda C. Haven
Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT NO. 1, DATED AS OF JULY 24, 2007, TO E*TRADE FINANCIAL CORPORATION CREDIT AGREEMENT

To Approve the Amendment:

Name of Institution: Chang Hwa Commercial Bank, Ltd., New York Branch

By:	/S/ JIM C.Y. CHEN
Name:	Jim C.Y. Chen
Title:	VP & General Manager

Schedule 2.01

Lenders and Commitments

Lender	Commitment
JPMorgan Chase Bank, N.A.	$43,000,000

Morgan Stanley Senior Funding Inc.	$36,000,000

The Bank of New York	$32,000,000

Wells Fargo Bank, N.A.	$32,000,000

US Bank NA	$29,000,000

Bank of America, N.A.	$24,000,000

Credit Suisse, Cayman Islands Branch	$24,000,000

Harris N.A.	$24,000,000

Chang Hwa Commercial Bank, Ltd., New York Branch	$6,000,000

HSBC Bank USA, N.A.	$0

Founders Grove CLO, Ltd.	$0

Total	$250,000,000